UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(IRS Employer Identification No.)

2850 Frontier Drive
Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☒

Item 1.01.  Entry Into a Material Definitive Agreement.

On December 31, 2019, OrthoPediatrics Corp. (the “Company”) and its wholly-owned subsidiaries, Vilex in Tennessee, Inc. (“Vilex”) and Orthex, LLC (“Orthex”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Squadron Capital LLC (“Squadron Capital”), and its wholly-owned subsidiary, Squadron Newco LLC (“Squadron Newco” and, together with Squadron Capital, the “Purchasers”), pursuant to which (i) Vilex agreed to sell substantially all of the assets relating to its adult product offerings (the “Vilex Adult Business”), and (ii) the Company, Vilex and Orthex (collectively, the “Sellers”) agreed to grant Squadron Newco a license to manufacture and sell products utilizing the external fixation technology developed by Orthex, subject to restrictions in favor of the Company on sales to certain pediatric accounts. As previously reported, Squadron Capital is the Company’s largest investor, currently owning 32.6% of the Company’s outstanding common stock and with two representatives on the Company’s board of directors (the “Board”).

Under the terms of the Purchase Agreement, as consideration for the Vilex Adult Business, (a) Squadron Capital will reduce by $25.0 million that certain Term Note B issued by the Company and payable to Squadron Capital, (b) Squadron Newco will grant to the Sellers licenses to use and sell certain intellectual property that Squadron Newco acquired as part of the Vilex Adult Business, and (c) Squadron Newco will assume certain trade payables and other liabilities relating to the Vilex Adult Business. In addition, at closing, the Company will fund a collateral account with $1.25 million in cash to secure any potential indemnification obligations of the Company for a period of up to twenty (20) months.

The Company had previously reported its plan to divest the Vilex Adult Business when it acquired Vilex and Orthex in June 2019. In July 2019, the Board formed a special committee of independent directors (the “Special Committee”) to exercise oversight over the divestiture process. In October 2019, following the Special Committee’s consideration of various offers generated through a competitive bidding process, the Company entered into a non-binding letter of intent with Squadron Capital for the sale of the Vilex Adult Business. Upon the recommendation of the Special Committee, the Board, at a special meeting held on December 27, 2019, approved the sale of the Vilex Adult Business pursuant to the terms of the Purchase Agreement. As executive officers of Squadron Capital, Company directors David Pelizzon and Harald Ruf were deemed to have interests in the sale transaction that were different from, or in addition to, the interests of the Company’s stockholders. As such, the two directors recused themselves from the Board’s consideration and approval of the sale of the Vilex Adult Business.

The Purchase Agreement contains negotiated representations, warranties and covenants by the parties, which the Company believes are customary for transactions of this kind. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 31, 2019, concurrently with the execution and delivery of the Purchase Agreement described above in Item 1.01, the Company, the other Sellers and the Purchasers completed the transactions contemplated thereby. The information disclosed in response to Item 1.01 is incorporated herein by reference.

The Vilex Adult Business has been reported within current assets and liabilities held for sale in the Company’s unaudited condensed consolidated balance sheet as of September 30, 2019, as included in its Quarterly Report on Form 10-Q for such period (the “2019 Third Quarter Report”). For further discussion of the accounting for the Vilex Adult Business, reference is made to Note 4, “Discontinued Operations,” of the notes to the unaudited condensed consolidated financial statements in the 2019 Third Quarter Report. The purchase price allocation relating to the Orthex and Vilex acquisition, as set forth in the Company’s September 30, 2019 condensed consolidated financial statements included in the 2019 Third Quarter Report, is preliminary and subject to revision over a 12-month measurement period that began on June 4, 2019, the closing date of the acquisition. As a result, any potential gain or loss on disposition of the Vilex Adult Business is indeterminable at this time. However, any resulting loss could have a materially adverse effect on the Company’s business.

Item 7.01. Regulation FD Disclosure.

On January 6, 2020, the Company issued a press release announcing the completion of the transactions contemplated by the Purchase Agreement described above in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events.

As discussed above in Item 1.01, the outstanding principal amount of the Company’s Term Note B, which was issued in the original principal amount of $30.0 million, was reduced by $25.0 million as part of the sale of the Vilex Adult Business. The remaining outstanding principal amount of the Term Note B, plus all accrued interest, was repaid by the Company in full, on December 31, 2019, with funds received from a draw against its revolving credit facility with Squadron Capital.

Item 9.01.  Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 31, 2019, by and among OrthoPediatrics Corp., Vilex in Tennessee, Inc., Orthex, LLC, Squadron Capital LLC and Squadron Newco LLC.

99.1	Press Release of OrthoPediatrics Corp. dated January 6, 2020.

99.2	Unaudited pro forma condensed combined financial statements of OrthoPediatrics Corp. as of and for the nine months ended September 30, 2019 and the year ended December 31, 2018 (Incorporated by reference to Exhibit 99.1 of registrant’s Form 8-K/A filed on December 11, 2019 – SEC File No. 001-38242).

*	The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Purchase Agreement to the Securities and Exchange Commission upon request.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: January 6, 2020	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen, General Counsel and Secretary